EXHIBIT 16.1


                          (Mark L.  Cleland Letterhead)



                                December 8, 2000

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir  or  Madam:

I agree with the statements made by the above Registrant with respect to Mark L. Cleland in Item 4 of its Current Report on Form 8-K dated December 4, 2000.


Sincerely,

/S/  Mark  L.  Cleland

Mark  L.  Cleland


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